CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of SupportSave Solutions, Inc. (the “Company”) on Form 10-Q for the quarter ended August 31, 2010 filed with the Securities and Exchange Commission (the “Report”), We, Christopher Johns and Aina Mae Dumlao-Johns, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Christopher S. Johns
Name:	Christopher S. Johns
Title:	Principal Executive Officer and Director
Date:	October 20, 2010
By:	/s/ Aina Mae Dumlao-Johns
Name:	Aina Mae Dumlao-Johns
Title:	Principal Accounting Officer, Principal Financial Officer and Director
Date:	October 20, 2010

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.